Exhibit 99.1

Sonic Solutions Reports Results for Second Quarter Ended September 30, 2004; Quarterly Revenue Increases 37%; Quarterly Net Income Increases 88% Year Over Year

    NOVATO, Calif.--(BUSINESS WIRE)--Nov. 8, 2004--Sonic Solutions (Nasdaq:SNIC) announced today the financial results for the Company's second quarter ended September 30, 2004.
    Net revenue for the quarter was $17,437,000 compared to $12,695,000 for the same period in the prior fiscal year. Net income for the quarter was $3,575,000 or $0.14 per diluted share compared to net income of $1,898,000 or $0.08 per diluted share for the same period in the prior fiscal year.
    Net revenue for the six months was $35,346,000 compared to $24,717,000 for the same period in the prior fiscal year. Net income for the six months was $7,562,000 or $0.29 per diluted share compared to net income of $3,540,000 or $0.16 per diluted share for the same period in the prior fiscal year.
    Sonic will hold its second quarter ended September 30, 2004 earnings conference call on Monday, November 8, 2004 at 1:30 p.m.
(PT)/4:30 p.m. (ET). Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call will also be available via Webcast at www.sonic.com.


                            Sonic Solutions
                   Condensed Statement of Operations
               (in thousands, except per share amounts)
                              (unaudited)


                                  Three Months Ended  Six Months Ended
                                      September 30,     September 30,
                                      2004     2003     2004     2003
                                    -------  -------  -------  -------

Net Revenue                         $17,437  $12,695  $35,346  $24,717
Cost of Revenue                       1,639    1,653    3,500    3,401
                                    -------  -------  -------  -------
    Gross Profit                     15,798   11,042   31,846   21,316
                                    -------  -------  -------  -------
Operating expenses
    Marketing and sales               3,686    2,890    7,598    5,982
    Research and development          7,107    4,840   13,655    9,021
    General and administrative        1,387    1,051    2,587    2,029
                                    -------  -------  -------  -------
      Total operating expenses       12,180    8,781   23,840   17,032
                                    -------  -------  -------  -------
      Operating income                3,618    2,261    8,006    4,284

Other income, net                       171       51      231        1
                                    -------  -------  -------  -------

      Income before income taxes      3,789    2,312    8,237    4,285

Provision for income taxes              214      414      675      745
                                    -------  -------  -------  -------

      Net income                    $ 3,575    1,898    7,562    3,540
                                    =======  =======  =======  =======
      Net income per share
       applicable to common
       Shareholders:

            Basic                   $  0.15  $  0.09  $  0.33  $  0.18
                                    =======  =======  =======  =======
            Diluted                 $  0.14  $  0.08  $  0.29  $  0.16
                                    =======  =======  =======  =======

       Shares used in computing
        net income per share:

            Basic                    23,422   20,118   22,733   19,276
                                    =======  =======  =======  =======
            Diluted                  26,400   23,462   25,711   22,620
                                    =======  =======  =======  =======



                            Sonic Solutions
                       Condensed Balance Sheets
                            (in thousands)


                                             September 30,   March 31,
                                                  2004       2004 (a)
                                             -------------   ---------
                                              (unaudited)
Assets
Current assets:
    Cash, cash equivalents and investments      $ 66,239     $ 36,182
    Accounts receivable, net of allowance for
     returns and doubtful accounts of
     $243 and $343, at March 31, 2004 and
     September 30, 2004, respectively              9,471        9,443
    Inventory                                        734          560
    Prepaid expenses and other current assets      2,276        1,399
                                                 --------     --------
    Total current assets                          78,720       47,584
                                                 --------     --------

Fixed assets, net                                  4,329        3,610
Purchased and internally developed
 software costs, net                               1,405        1,042
Acquired intangibles                               2,491        2,898
Goodwill                                          15,533       15,533
Other assets                                         511          278
                                                 --------     --------
    Total assets                                $102,989     $ 70,945
                                                 ========     ========
Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable                            $  1,845     $  1,145
    Accrued liabilities                            8,112        8,977
    Deferred revenue and deposits                  4,701        4,965
    Capital leases                                    66           60
                                                 --------     --------
    Total current liabilities                     14,724       15,147
                                                 --------     --------

Capital lease, net of current portion                 38           75
                                                 --------     --------
    Total liabilities                             14,762       15,222
Shareholders' equity:
    Common stock                                  95,942       70,994
    Cumulative foreign translation adjustment        (22)         (16)
    Accumulated deficit                           (7,693)     (15,255)
                                                 --------     --------
    Total shareholders' equity                    88,227       55,723
                                                 --------     --------
    Total liabilities and shareholders' equity  $102,989     $ 70,945
                                                 ========     ========


(a) March 31, 2004 balances are derived from the audited financial statements included in the Company's 2004 Annual Report on Form 10-K.


    About Sonic Solutions (NASDAQ: SNIC - News)

    Based in Marin County, California, Sonic Solutions (Nasdaq:SNIC) (http://www.sonic.com/) is the world's leading supplier of DVD creation software for professional, industrial and consumer applications. The majority of major film releases on DVD have been produced on Sonic's professional DVD authoring systems in studios around the world. Sonic's MyDVD(R) and DVDit(R) are the most widely used DVD creation applications by consumers and video enthusiasts and are the solutions of choice among the key PC and after-market drive suppliers. Sonic's RecordNow(TM) is a leading solution for audio and data mastering. InterActual, a subsidiary of Sonic Solutions, is the leading provider of software and services that enable cutting-edge DVD interactivity in computers and next-generation home entertainment platforms. Sonic's AuthorScript(R), the DVD and CD formatting and burning engine that underlies Sonic's applications, is the most widely deployed DVD software engine and has been licensed by Adobe, Microsoft, Sony and many others.
    Sonic, the Sonic logo, Sonic Solutions, AuthorScript, DVDit, InterActual, MyDVD, and RecordNow are trademarks or registered trademarks of Sonic Solutions in the U.S. and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license. Specifications, pricing and delivery schedules are subject to change without notice.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             clay_leighton@sonic.com
             or
             Market Street Partners
             Carolyn Bass or Rob Walker, 415-445-3234 carolyn@marketstreetpartners.com email rwalker@marketstreetpartners.com email